The American Funds Tax-Exempt Series I

                              CODE OF ETHICS

The Board of Trustees of The American Funds Tax-Exempt Series I (the "Trust") adopts this Code of Ethics intended to comply with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, which applies to each series comprising the Trust. The Code recognizes that the Trust's officers and access persons (with the exception of non-interested Trustees) are covered by the Code of Ethics adopted by Washington Management Corporation with investment personnel and some access persons covered by the Code of Conduct of the Capital Group Companies, Inc. The Board of Trustees of the Trust, after considering the limited nature of access of the non-interested Directors to current information with respect to security transactions being effected or considered on behalf of the Trust, adopts this Code of Ethics to specifically cover the non-interested Trustees.


1.       Portfolio Transaction Information

Trustees are regularly sent financial statements of each series comprising the Trust, which include portfolio changes as well as a listing of the entire portfolio. In addition, special reports may periodically be sent to Trustees or given to them at Board meetings, and discussions at Board meetings may include information regarding Trust portfolio transactions.

2. Transactions to be Reported

Any securities transaction* which you know or should have known to have been made within a 15-day period of a transaction by the Fund in the same security or which you know or should have known was considered by the Fund or its Investment Adviser for purchase or sale by the Fund during such 15-day period should be reported. Any such reports are to be made on a confidential basis to the Trust's Corporate Secretary within 10 days after the end of each calendar quarter on a form which will be provided. We will review the reports and contact you in any instance where further inquiry or documentation appears advisable. So long as you are unaware of any transaction by the Fund or could not reasonably have been aware that the Adviser was considering a transaction during the 15-day period, no report need be filed. If you believe you should report a transaction, please request a form from the Corporate Secretary.


 *See paragraph #3, "Exempted Transactions"

3.   Exempted Transactions

The following security transactions are exempted from the reporting requirements of the Code:

A. Transactions in securities issued by the United States Government.

B. Transactions in bankers' acceptances, bank certificates of deposit, com mercial paper.

C. Transactions in shares of registered investment companies.

D. Transactions where the Director has no direct or indirect influence or con trol.

 E. Transactions which are non-volitional on the part of the Director of the Fund (e.g. securities received as part of a stock dividend).

 F . Purchases which are part of an automatic dividend reinvestment plan.


4. Questions

Any questions regarding this policy should be directed to the Trust's Corporate Secretary.















Effective October 19, 2000



Adviser Code of Ethics


Code of Ethics                                                      06/30/03

                                 CODE OF ETHICS

All of us within the Capital organization are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must never allow our own interests to be placed ahead of our shareholders' and clients' interests.

Over the years we have earned a reputation for the highest integrity. Regardless of lesser standards that may be followed through business or community custom, we must observe exemplary standards of honesty and integrity.

General Guidelines

Although specific policies are discussed in more detail below, these are general guidelines that all CGC associates should be aware of:

o It is a federal crime to transact in a company's securities while in possession of material non-public information about the company. If there is any question as to whether you've received material information (typically from a company "insider") you should contact a lawyer in CGC's Legal Department to discuss.

o You should not accept extravagant gifts or entertainment from persons or companies who are trying to solicit business from any of the CGC companies. CGC's Gifts and Entertainment Policy is summarized below.

o Regardless of whether you are determined to be a "covered person" under CGC's Personal Investing Policy (which is summarized below and a full copy of which is available on the CGC website), please keep the following in mind when considering making personal investments:

o CGC associates and their immediate family members residing in their household may not participate in Initial Public Offerings (IPOs). Although exceptions are rarely granted, they will be considered in the case of a family member employed by the IPO company where IPO shares are considered part of that family member's compensation.

o You generally should not trade based on any CGC company's confidential, proprietary investment information where fund or client trades are likely to be pending (for example, analyst research reports, investment meeting discussions or notes, current fund/client transaction information). CGC views the use of information relating to a fund or client account's current or imminent trading activity for personal gain as highly inappropriate and associates engaging in this type of behavior may be subject to disciplinary action.

o Associates are discouraged from serving on the board of directors or advisory board of any public or private company (this does not apply to Boards of CGC companies or funds). You must receive approval prior to serving on a board, except for boards of charitable organizations or other non-profit organizations.


Reporting Violations

If you know of any violation of our Code of Ethics, you have a responsibility to report it. Deviations from controls or procedures that safeguard the company, including the assets of shareholders and clients, should also be reported.

You can report confidentially to:
o        Your manager or department head
o        CGC Audit Committee:
                  Thomas M. Rowland - Chairman
                  Eugene D. Barron
                  James M. Brown
                  Larry P. Clemmensen
                  Roberta A. Conroy
                  Paul G. Haaga
                  Thomas J. Hamblin
                  J. Dale Harvey
                  Ida Levine
                  John V. McLaughlin
                  Donald D. O'Neal
                  John H. Phelan
                  James P. Ryan
                  John H. Smet
                  Antonio Vegezzi
                  Catherine M. Ward
                  J. Kelly Webb
                  William Hurt - Emeritus
o        Mike Downer or any other lawyer employed by the Capital organization
o        Rob Helm of Dechert LLP


CGC Gifts and Entertainment Policy - Conflicts of Interest

     A conflict of interest occurs when the private interests of associates interfere or could potentially interfere with their responsibilities at work. Associates must not place themselves or the company in a position of actual or potential conflict. Associates may not accept gifts worth more than $100, excessive business entertainment, loans, or anything else involving personal gain from those who conduct business with the company. In addition, a business entertainment event exceeding $200 in value should not be accepted unless the associate receives permission from the Gifts and Entertainment Policy Committee.




Political Contributions

     Finally, in soliciting political or charitable donations from various people in the business community, associates must never allow the present or anticipated business relationships of CGC or any of its affiliates to be a factor in soliciting such contributions. In addition, certain associates are subject to additional restrictions due to their involvement with the American Funds 529 Plans.

Reporting

     Although the limitations on accepting gifts applies to all associates as described above, some associates will be asked to fill out quarterly reports. If you receive a reporting form, you must report any gift exceeding $50 (although it is recommended that you report all gifts received) and business entertainment in which an event exceeds $75.

Gifts and Entertainment Policy Committee

     The Gifts and Entertainment Policy Committee oversees administration of and compliance with the Policy.


Insider Trading

     Antifraud provisions of the federal securities laws generally prohibit persons while in possession of material non-public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

     While investment research analysts are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all CGC associates and extend to activities both within and outside each associate's duties.


Serving on a Board of Directors or Advisory Board

     CGC associates should obtain authorization prior to serving on the boards of directors or on the advisory boards of public or private companies (this does not apply to Boards of CGC companies or funds). In general, associates should refrain from serving on boards of public or private companies.
     Serving on the board of a charitable organization or other non-profit organization does not require authorization.

     In addition, certain CGC associates will be sent a form annually and asked to disclose their board positions.



Personal Investing Policy

     As an associate of the Capital Group companies, you may have access to confidential information. This places you in a position of special trust.

     You are associated with a group of companies that is responsible for the management of many billions of dollars belonging to mutual fund shareholders and other clients. The law, ethics and our own policy place a heavy burden on all of us to ensure that the highest standards of honesty and integrity are maintained at all times.

     There are several rules that must be followed to avoid possible conflicts of interest in personal investments. The following is only a summary of the CGC Personal Investing Policy. Please refer to the CGC Personal Investing Policy for more detailed information about personal investing rules.

All Associates

     Information regarding proposed or partially completed plans by CGC companies to buy or sell specific securities must not be divulged to outsiders. In addition, associates who receive information about recommendations to purchase or sell securities or impending fund or client account transactions should refrain from trading personally on the information. Favors or preferential treatment from stockbrokers may not be accepted.

     Associates may not subscribe to any initial public offering (IPO). Generally, this prohibition applies to spouses of associates and any family member residing in the same household. However, an associate may request that the Personal Investing Committee consider granting an exception under special circumstances.

Covered Persons

     Associates who receive and use investment information relating to current or imminent fund/client transactions in connection with their regular duties are generally considered "covered persons." If you receive a quarterly personal investing disclosure form, you are considered a covered person.

     Covered persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the funds and client accounts. This policy also includes securities transactions of family members living in the covered person's household and any trust or custodianship for which the associate is trustee or custodian. A conflict may occur if you, a family member in the same household, or a trust or custodianship for which you are trustee or custodian have a transaction in a security when the funds or client accounts are considering or concluding a transaction in the same security.

     Additional rules apply to "investment associates" including portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control associates including assistants (see below).

Prohibited Transactions for Covered Persons

       o   IPO investments
       o writing puts and calls on securities that are subject to pre-clearance
       o   short sales of securities that are subject to pre-clearance

Pre-clearance of Securities Transactions

     Covered persons must receive approval before buying or selling securities including (but not limited to):

     o stocks of companies (public or private, including purchases through private placements)

     o    bonds that are rated below A

     o    venture capital partnerships

     o    options (the exercise of options must also be pre-cleared)

     o    closed-end funds including investment trust companies

     o index funds or exchange-traded funds that are not on the pre-approved list of index funds/ETFs (See Appendix A)

     o transactions in the above securities in PEP and ISA accounts over which you have discretion must be pre-cleared.

     You will generally receive a response within one business day. Unless a different period is specified, clearance is good until the close of the New York Stock Exchange ("NYSE") on the day that you check. Associates from offices outside the U.S. and/or associates trading on non-U.S. exchanges are usually granted enough time to complete their transaction during the next available trading day. If you have not executed your transaction within this period, you must again pre-clear your transaction. Note that investments in private placements and venture capital partnerships must be pre-cleared and reported and are subject to special review. In addition, opportunities to acquire a stock that is "limited" (i.e., a broker-dealer is only given a certain number of shares to sell and is offering the opportunity to buy) would be subject to the Gifts and Entertainment Policy.

Exception for De Minimis Transactions

     The de minimis exception is NOT available for CIKK associates (a CGC company based in Tokyo) or associates considered investment associates: portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants and investment administration, portfolio control and fixed income control associates including assistants.

     All other covered associates may execute one transaction (either a buy or a sell) of 100 shares or less per issuer per calendar month without pre-clearance. You must, however, still report these trades on your quarterly form. Larger or more frequent share transactions must be pre-cleared. If an associate pre-clears a transaction and is denied permission, s/he may not execute a de minimis transaction in that issuer without pre-clearance for a period of seven calendar days.


Reporting Transactions

     Covered persons must promptly submit quarterly disclosure of certain transactions. You will receive reporting forms each quarter that are due no later than 10 days after the end of the quarter. Transactions of securities (including fixed-income securities) or options must be pre-cleared as described above and reported except as outlined below:

       Report Only (no need to pre-clear):

       o   de minimis transactions (see above)
       o   distributions of stock from venture capital partnerships
       o gifts or bequests (either receiving or giving) of securities (note that sales of securities received as a gift must be both pre-cleared and reported)
       o debt instruments rated "A" or above by at least one national rating service
       o   sales pursuant to tender offers
       o   dividend reinvestments
       o   options or futures on currencies
       o options or futures or purchases or sales of certain pre-approved index funds/ETFs (see Appendix A)

       Do Not Pre-clear or Report:

       o open-end investment companies (mutual funds, OEICs and Luxembourg or French SICAVs or FCPs)
           Note: in the U.K. open-end investment companies include unit trusts and OEICs, but not investment trust companies, which must be pre-cleared and reported
       o   money market instruments with maturities of one year or less
       o   direct obligations of the U.S. Government
       o   bankers' acceptances, CDs or other commercial paper
o        currencies
       o   commodities
       o transactions in accounts that you have completely turned over investment decision-making authority to a professional money manager (see "Professionally Managed Accounts" below)

     Personal  investing should be viewed as a privilege,  not a right. As such,
     limitations  may  be  placed  on  the  number  of   pre-clearances   and/or
     transactions as deemed appropriate by the Personal Investing Committee.



Securities Accounts

1.     Disclosure of Securities Accounts

       The following types of accounts must be disclosed:

        o accounts currently holding securities that are subject to pre-clearance or reporting
        o accounts that have the ability to hold securities that are subject to pre-clearance or reporting
        o PEP and ISA accounts that hold securities subject to pre-clearance and reporting
        o accounts where you (or immediate family members residing with you) have completely turned over investment decision-making authority to a professional money manager

       You do not need to disclose accounts that can only hold open-end mutual funds or cash or cash equivalents.

2.     Duplicate Account Statements and Trade Confirmations

     Duplicate statements and trade confirmations are required for accounts currently holding securities that are subject to pre-clearance and/or reporting. Covered persons should inform their investment broker-dealers that they are employed by an investment organization. U.S. broker-dealers are subject to certain rules designed to prevent favoritism toward such accounts. Associates may not accept negotiated commission rates or any other terms that they believe may be more favorable than the broker-dealer grants to accounts with similar characteristics.

     In addition, covered persons must direct their broker-dealers to send duplicate trade confirmations and account statements for all new or existing accounts on a timely basis to the appropriate address listed below. If they are not able to send duplicates directly, you must submit copies of all trade confirmations and account statements as soon as they become available.

     All documents received are kept strictly confidential.1

     Associates with securities accounts outside the U.S. where the broker is unable to provide duplicate statements and trade confirmations directly, should provide copies to the appropriate locations.

     If the associate's broker will be sending confirmation statements for an immediate family member that has a different last name than the associate, the associate should inform the staff of the Personal Investing Committee of the name of the individual and the relationship to the associate.

3.       Professionally Managed Accounts

     If you have an account where you have completely turned over decision-making authority to a professional money manager (who is not covered by our policy), you should have a signed "Professionally Managed Account Exception Memo" on file with the staff of the Personal Investing Committee. (This memo is not required for PIM accounts.) You must disclose the existence of these accounts and provide the account numbers on your personal investing disclosure forms. You do not need to pre-clear or report securities transactions in these accounts.

Annual Disclosure of Personal Securities Holdings

     Covered persons are required to disclose all of their portfolio holdings (and the holdings of any immediate family members residing with them) upon commencement of employment (or upon becoming a covered person) and thereafter on an annual basis. Disclosure forms will be supplied for this purpose.

Annual Recertification

     All covered persons are required to certify at least annually that they have read and understood the Code of Ethics. Further, covered persons are required to certify at least annually that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the code.

Additional Policies for "Investment Associates"

       1.  Investment Associates

          Unless otherwise specified, the term "investment associates" includes: portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control including assistants.

       2.  Disclosure of Personal Ownership of Recommended Securities

          Portfolio counselors/managers and analysts will be asked on a regular basis to disclose securities that they own both personally and professionally and, for analysts, securities that they hold personally that are within their research coverage. This disclosure will be reviewed on a periodic basis by the staff of the Personal Investing Committee and may also be reviewed by applicable Investment Committees, Sub-Committees or other appropriate CGC Committees. In addition, to the extent that disclosure has not already been made to the Personal Investing Committee (by including information on the quarterly form), any associate who is in a position to recommend the purchase or sale of securities by the fund or client accounts that s/he personally owns should first disclose such ownership either in writing (in a company write-up) or verbally (when discussing the company at investment meetings) prior to making a recommendation.2

       3.  Blackout Periods

          Investment associates may not buy or sell a security during a period beginning seven calendar days before and ending seven calendar days after a fund or client account transacts in that issuer. The blackout period applies to trades in the same management company with which the associate is affiliated. If a fund or client account transaction takes place in the seven calendar days following a pre-cleared transaction by an investment associate, the personal transaction may be reviewed by the Personal Investing Committee to determine the appropriate action, if any. For example, the Committee may recommend that the associate be subject to a price adjustment to ensure that he or she has not received a better price than the fund or client account.

       4.  Ban on short-term trading profits

          Investment associates are generally prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 days. This restriction applies to the purchase of an option and the exercise of the option within 60 days.


Personal Investing Committee

          Any questions or hardships that result from these policies or requests
          for  exceptions  should  be  referred  to  CGC's  Personal   Investing
          Committee.

                                               Appendix A

        Broad-based Index/Exchange-Traded Funds*
              Symbol                                 Name
                DIA                               The Dow Industrials DIAMONDS
                QQQ                            Nasdaq-100 Index Tracking Stock
                SPY                      Standard & Poor's Depositary Receipts
                DGT                     streetTRACKS Dow Jones US Global Titan
                DSG                 streetTRACKS Dow Jones US Small Cap Growth
                DSV                  streetTRACKS Dow Jones US Small Cap Value
                ELG                 streetTRACKS Dow Jones US Large Cap Growth
                ELV                  streetTRACKS Dow Jones US Large Cap Value
                FFF                       The FORTUNE 500 Index Tracking Stock
                FFX                                      The FORTUNE 500 Index
               IEUR                                      iShares FTSE Euro 100
               IEUT                                   iShares FTSE Eurotop 100
                IJH                          iShares S&P MidCap 400 Index Fund
                IJJ                         iShares S&P Midcap 400/BARRA Value
                IJK                        iShares S&P Midcap 400/BARRA Growth
                IJR                        iShares S&P SmallCap 600 Index Fund
                IJS                       iShares S&P SmallCap 600/BARRA Value
                IJT                      iShares S&P SmallCap 600/BARRA Growth
                IKC                              iShares S&P/TSE 60 Index Fund
                IOO                                     iShares S&P Global 100
                ISF                                iShares FTSE 100 (iFTSE100)
               IUSA                                            iShares S&P 500
                IVE                     iShares S&P 500/BARRA Value Index Fund
                IVV                                 iShares S&P 500 Index Fund
                IVW                    iShares S&P 500/BARRA Growth Index Fund
                IWB                            iShares Russell 1000 Index Fund
                IWD                      iShares Russell 1000 Value Index Fund
                IWF                     iShares Russell 1000 Growth Index Fund
                IWM                            iShares Russell 2000 Index Fund
                IWN                                 iShares Russell 2000 Value
                IWO                                iShares Russell 2000 Growth
                IWP                              iShares Russell Midcap Growth
                IWR                                     iShares Russell Midcap
                IWS                               iShares Russell Midcap Value
                IWV                            iShares Russell 3000 Index Fund
                IWW                                 iShares Russell 3000 Value
                IWZ                                iShares Russell 3000 Growth
                IYY             iShares Dow Jones U.S. Total Market Index Fund
                MDY           Standard & Poor's MidCap 400 Depositary Receipts
                MKH                                    MKH Market 2000+ HOLDRs
                OEF                                 iShares S&P 100 Index Fund
                VTI                         Vanguard Total Stock Market VIPERs
                VXF                            Vanguard Extended Market VIPERs
                XLK                              Technology Select Sector SPDR


--------

1 Information about particular transactions may be provided to an associate's supervisor or appropriate human resources manager by Personal Investing Committee staff where the transactions are in violation of the Policy, may impact the associate's job performance, or raise conflict of interest-related issues.

2 Note that this disclosure requirement is consistent with both AIMR standards as well as the ICI Advisory Group Guidelines.

* Pre-clearance for the funds listed above is not required, but all trades must be reported on the Quarterly Personal Securities Transaction form. Other index funds and ETF's should be pre-cleared and may be added to the above list at the discretion of the Personal Investing Committee or its staff.






Business Manager Code of Ethics



                               WMC Code of Ethics


All of us are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must never allow our own interests to be placed ahead of our shareholders' interests.

We must observe exemplary standards of honesty and integrity. If you have trouble interpreting laws or regulations pertaining to this Code, ask the WMC Compliance Officer, Howard Kitzmiller, for advice (202) 842-5668.


Conflicts of Interest

A conflict of interest occurs when your private interests interfere or could potentially interfere with your responsibilities at work. You must not place yourself or your employer in a position of actual or potential conflict. You may not accept gifts worth more than $100, or business entertainment exceeding $200 in value, from those who conduct business with the Investment Companies. You should not take inappropriate advantage of your position, and you may not accept favors or preferential treatment from stockbrokers.

Insider Trading

Antifraud provisions of the federal securities laws generally prohibit persons while in possession of material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

Accordingly, the Board of Directors of Washington Management Corporation has approved an Insider Trading Policy Statement, dated July 19, 1994, and supplied to each person reporting under this Code of Ethics. Because this is a complex area of the law, you should read and retain said Policy Statement. Any questions concerning it should be addressed to the WMC compliance officer.

This Insider Trading Policy Statement is in addition to, and does not affect the applicability of, any similar statement pertaining to persons who are also employees of Johnston, Lemon &Co. Incorporated.




Personal Securities Transactions

As  an  Officer  and/or  Director  and/or  employee  of  Washington   Management
Corporation (WMC) (the Company) or as an employee of Johnston, Lemon & Co. Incorporated (J/L) who may directly, or indirectly, assist such individuals of such Company, you may from time to time have access to confidential information regarding The American Funds Tax-Exempt Series I (AFTES-I), JP Morgan Value Opportunities Fund, Inc. (JPMVOF) and Washington Mutual Investors Fund, Inc.
(WMIF) (the Investment Companies). As an "access person" this places you in a position of special trust.

The Investment Companies are responsible for the management of substantial assets belonging to thousands of shareholders. Both ethics and the law place a heavy burden on you to ensure that the highest standards of integrity be maintained at all times. To avoid any possible conflict of interest in carrying out your responsibilities to such shareholders, you are bound by this Code of Ethics.

There are several rules that must be followed to avoid possible conflicts of interest in personal securities transactions.

You must not divulge information to personnel of Johnston, Lemon & Co. Incorporated or to outsiders concerning either proposed or partially completed programs of the Funds to buy or sell particular securities. Lists of securities in the Funds' portfolios are considered confidential until released in public reports.

You may not purchase or sell directly or indirectly any security which to your actual knowledge at that time is being purchased or sold, or is being considered for purchase or sale, by one of the Investment Companies of which Washington Management Corporation is the Administrator.

You may not subscribe to (i) any, initial public offering or (ii) any other securities offerings that are subject to allocation (so-called "hot issues"). Also, persons subject to this Code of Ethics shall not offer, grant or allot any securities, including initial public offerings, to any director, trustee or advisory board member or an affiliated person thereof, of a fund served by Washington Management Corporation as business manager except on the same terms as such securities are made available to other comparable clients in the ordinary course of business.

You may not participate in private securities offerings without advance written approval of the WMC compliance officer.

Access Persons

Those who have access to investment information in connection with their regular duties are generally considered "access persons." If you receive an initial holdings or annual holdings report form, you are an access person. When you become an access person, you must, within 10 days complete an initial holdings report. (See "Reporting" below.)

Access persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the mutual funds. This policy also includes securities transactions of their immediate family members (for example, a spouse, children and parents) residing in the access person's household and any account (for example, a family trust) over which the access person (or immediate family member) exercises investment discretion or control.

Pre-clearance of Securities Transactions

You must pre-clear, according to established procedures, all personal transactions involving any stocks, options or convertible bonds but excluding securities not required under this Code to be reported (see "Reporting" below.). You must also pre-clear all purchases in an underwriting of any municipal bonds of entities in Maryland, Virginia, the District of Columbia, Puerto Rico, Guam or the Virgin Islands and the sale of any bonds issued in those jurisdictions unless they are rated A or above by a national rating service.

Permission to engage in private securities offerings, where granted, is not subject to such time limit but re-approval should be sought should circumstances change (e.g. modification of the terms of the offering).

Capital Research and Management Company typically approves transactions of stocks on the WMIF eligible list only if Washington Mutual Investment Fund has no open order on that date with clearance typically for that day only. Because JPMVOF has a wide universe of stocks in which they may trade for the Fund, the compliance officer will retain a list of Fund transactions and clearance will be granted only in those instances when the Fund has not had a transaction in the security during the preceding three business days. Such clearance may be granted for a maximum of five business days including the date of the request. Exception for De Minimus Transactions

You may execute one transaction (either a buy or sell) of 100 shares or less per issuer per calendar month without pre-clearance. Larger or more frequent transactions must be pre-cleared. If you pre-clear a transaction and are denied permission, you may not execute a de minimus transaction in that issuer without pre-clearance for a period of seven calendar days. Additionally, pre-clearance is not required for transactions of $100 or less, not including commissions.

Brokerage Accounts

You shall not maintain any brokerage accounts with any other broker/dealer except Johnston, Lemon & Co. Incorporated, without written approval of the WMC compliance officer. You and your immediate family members (for example, a spouse, children and parents) residing in your household and any account over which you (or immediate family members) exercise investment discretion or control shall direct your broker to provide duplicate confirmations to the WMC compliance officer on a timely basis.

Annual Recertification

All access persons will be required to certify annually that they have read and understood the Code of Ethics and the Insider Trading Policy Statement and recognize that they are subject thereto. They will also be required to certify annually that they have complied with this Code and have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported. Forms will be supplied for this purpose.

Service as a director - All WMC personnel must obtain prior authorization of the WMC Board of Directors before serving on the board of directors of publicly traded companies.

Reporting

When a person first becomes subject to this Code of Ethics, he or she must submit, within 10 days, an initial report of all securities holdings (excluding Johnston, Lemon stock, mutual funds, broad-based index/exchange traded funds, money market investments, commodities, and direct obligations of the U.S. government), including holdings of immediate family members residing in their household and any account over which he or she or such immediate family member exercise investment discretion or control.

Thereafter,  persons  subject  to this Code of Ethics  are  required  to furnish duplicate confirmations of all their securities transactions (excluding Johnston, Lemon stock, mutual funds, money market instruments, commodities, direct obligations of the U.S., purchases through dividend reinvestment plans, transactions through systematic investment plans and corporate activities that are nonvolitional on the part of the investor, such as mergers, stock splits and tender offers.), including those of immediate family members residing in their household and any account over which they or such immediate family member exercise investment discretion or control. It is required that any new brokerage account subject to the Code have duplicate confirmation statements sent to the WMC compliance officer. For any reportable transaction for which a confirmation is not produced (including receipt of a security by gift or inheritance) such transaction should be reported promptly to the WMC compliance officer via the "Gift/Inheritance/Other Transaction Reporting Form." Annually, all persons subject to this Code are required to report their holdings as of December 31. This report, which must be submitted by January 30th 20 each year, also must include holdings of immediate family members and is subject to the same exclusions as the initial holdings report, discussed above.

Forms for all of these reports will be provided at each reporting period. Any material violation of this Code for which the compliance officer recommends the imposition of sanction shall be referred to the Board of Directors of Washington Management Corporation as appropriate, for resolution.

Board of Directors/Trustees of the Investment Companies

Approval of the Code of Ethics and Amendments to it - The Boards of Directors/Trustees of the Investment Companies will be asked to approve the Code initially and any material amendments to it. A material amendment to the Code must be approved no later than six months after its adoption by WMC. The Directors/Trustees of the Investment Companies must receive a certification from WMC that procedures reasonably necessary to prevent access persons from violating the Code have been adopted. WMC will furnish to the Directors/Trustees a written report annually that discusses any issues arising under the Code since the last report to the Directors/Trustees. This report will also include information about material violations of the Code or of our procedures and any sanctions imposed as a result of these violations.

Amended September 3, 2003
Effective September 18, 2003